UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2008
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     The Board of Directors (the “Board”) of Alkermes, Inc. (the “Company”) determined that the compensation attributable to certain non-qualified stock options made to certain of its executive officers in the past (the “Affected Stock Options”) may not be deductible by the Company as a result of the limitations imposed by Section 162(m) of the Internal Revenue Code (“Section 162(m)”) because such stock options were granted pursuant to a stock option plan that did not contain one of the provisions necessary in order to maintain such deductibility under Section 162(m). As a result, the Board requested that stockholders of the Company approve an Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) to add the necessary provision so that compensation attributable to stock options granted under such plan could be deductible by the Company when exercised. The Company’s stockholders approved the 1999 Plan on October 9, 2007.
     On November 15, 2007, the Board canceled certain of the Affected Stock Options, and the Compensation Committee of the Board re-granted stock options under the Company’s 1999 Plan with the same terms as the canceled stock options, including vesting, number of shares, and the original exercise price which, in all cases, was higher than the fair market value of the Company’s common stock, as determined pursuant to the 1999 Plan, on the date of re-grant.
     Given the current price per share of the Company’s common stock, and to ensure the deductibility of compensation attributable to certain of the remaining Affected Stock Options, the Board, on March 31, 2008, canceled such stock options provided that the Compensation Committee of the Board re-grant the same stock options under the Company’s 1999 Plan. On March 31, 2008, the Compensation Committee of the Board re-granted such stock options under the Company’s 1999 Plan. The re-granted stock options contain the same terms as the canceled stock options, including vesting, number of shares, and the original exercise price which, in all cases, is higher than the fair market value of the Company’s common stock, as determined pursuant to the 1999 Plan, on the date of re-grant. The sole purpose of the cancellation and re-grant is to preserve the Company’s tax deduction in the future with respect to such stock options. No additional benefit is extended to the officers as a result of the cancellation and re-grant. The Board has canceled and the Compensation Committee of the Board has re-granted a total of fifteen options, as follows: Richard Pops, two options, representing the right to purchase 325,995 shares; Michael Landine, two options, representing the right to purchase 43,749 shares; James Frates, two options, representing the right to purchase 120,369 shares; Elliot Ehrich, three options, representing the right to purchase 67,000 shares; Kathryn Biberstein, two options, representing the right to purchase 56,375 shares; David Broecker, two options, representing the right to purchase 149,120 shares; Gordon Pugh, two options, representing the right to purchase 77,099 shares. The Company does not expect to incur any additional accounting charge as a result of the cancellation and re-grant of such stock options.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: April 2, 2008	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer